Exhibit 10.26
NEUROPACE, INC.
EMPLOYEE CASH INCENTIVE PLAN
Adopted by the Board of Directors on March 24, 2021
1.Purposes of the Plan. The Plan is intended to increase shareholder value and the success of the Company by motivating Employees to (a) perform to the best of their abilities, and (b) achieve the Company’s performance objectives though the granting of Performance Awards that may be earned by eligible selected Employees. The Plan sets forth the guidelines to be considered by the Plan Administrator in granting such Performance Awards.
2.Definitions.
(a)“Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.
(b)“Actual Award” means with respect to any Performance Period, the actual cash award amount (if any) determined to be payable to a Participant for the Performance Period, subject to the Plan Administrator’s authority under Section 3(d) to modify the actual award.
(c)“Base Compensation” means a Participant’s base salary or base wages and does not include any non-regular or special payments such as any bonuses, commissions or other incentive compensation, amounts received or recognized in connection with equity awards, expense reimbursements, relocation payments, overtime or shift differential payments, Company contributions made under any employee benefit plan, the value of any employee benefits or perquisites paid for by the Company, or any other similar items of compensation a Participant may receive. Base Compensation used in calculating Target Awards will be the “gross” Base Compensation amount (determined before any deductions for taxes or benefits and any deferrals or contributions under any Company-sponsored plan).
(d) “Board” means the Board of Directors of the Company.
(e)“Bonus Pool” means the pool of funds available for distribution to Participants. Subject to the terms of the Plan, the Committee establishes the Bonus Pool for each Performance Period.
(f)“Cause” has the meaning ascribed to such term in any written agreement between the Employee and the Company defining such term and, in the absence of such agreement, such term means, with respect to an Employee, the occurrence of any of the following events: (i) such Employee’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company or any Affiliate; (ii) such employee’s intentional, material violation of any contract or agreement between the Employee and the Company or any Affiliate or of any statutory duty owed to the Company or any Affiliate; (iii) such Employee’s unauthorized use or disclosure of the Company’s or any Affiliate’s confidential information or trade secrets; or (iv) such Employee’s gross misconduct.
(g)“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(h)“Committee” means the Compensation Committee of the Board.

(i)“Company” means NeuroPace, Inc., a Delaware corporation, or any successor thereto.
(j)“Effective Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Company’s common stock, pursuant to which the Company’s common stock is priced for the Company’s initial public offering.
(k)“Employee” means any employee of the Company or of an Affiliate whether such individual is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.
(l)“Equity Plan” means the Company’s 2021 Equity Incentive Plan.
(m)“Participant” means as to any Performance Period, an Employee who has been selected by the Plan Administrator for participation in the Plan for that Performance Period and notified of their eligibility to participate in the Plan for such Performance Period.
(n)“Performance Awards” has the meaning set forth in the Equity Plan.
(o)“Performance Period” means the period of time for the measurement of the performance criteria that must be met to receive an Actual Award, as determined by the Plan Administrator in its sole discretion. Any Performance Period may be divided into one or more shorter or longer periods if, for example, but not by way of limitation, the Plan Administrator desires to measure some performance criteria over 12 months, other performance criteria over 24 months, and other criteria over 3 months. Unless otherwise determined by the Plan Administrator the Performance Periods will generally coincide with calendar years.
(p)“Plan” means this NeuroPace, Inc. Employee Cash Incentive Plan and as hereafter amended from time to time.
(q)“Plan Administrator” means the Committee with respect to Employees who are the Chief Executive Officer, Executive-level or Officer-level Employees (“Officer Employees”). With respect to Eligible Employees who are not Officer Employees, the Company’s Chief Executive Officer is the Plan Administrator.
(r)“Target Award” means the amount payable under the Plan to a Participant if 100% of the target level of performance goals specified for the Performance Period are achieved and the Participant otherwise satisfies all other conditions to earn the award, as determined by the Plan Administrator.
3.Selection of Participants and Determination of Awards.
(a)Selection of Participants. The Plan Administrator, in its sole discretion, will select the Employees who will be Participants for any Performance Period. Participation in the Plan is in the sole discretion of the Plan Administrator, on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period or Periods.
(b)Determination of Target Awards. The Plan Administrator, in its sole discretion, will establish a Target Award for each Participant for the applicable Performance Period, which may be a percentage of a Participant’s Base Compensation actually earned during the Performance Period, annualized Base Compensation rate at the beginning or end of any Performance Period or a fixed dollar amount. The Target Award will be set forth in the Participant’s written employment offer letter or agreement or other written agreement with the Company or otherwise communicated in writing to the Participant by the Plan Administrator. Participants who were not employed with the Company for the full Performance Period will generally be allocated their Target Awards on a pro-rata basis, which will be calculated based upon the amount of time that the Participant was an Employee during the Performance Period
(c)Bonus Pool. Each Performance Period, the Plan Administrator, in its sole discretion, will establish a Bonus Pool, which pool may be established before, during or after the applicable Performance Period. Actual Awards will be paid from the Bonus Pool.
(d)Discretion to Determine and Modify Actual Awards. Notwithstanding any contrary provision of the Plan, the Plan Administrator may, in its sole discretion and at any time, (i) increase, reduce or eliminate a Participant’s Actual Award, and/or (ii) increase, reduce or eliminate the amount allocated to the Bonus Pool. The Actual Award may be below, at or above the Target Award amount, as determined in the Plan Administrator’s discretion. The Plan Administrator may determine the amount of any Actual Award on the basis of such factors as it deems relevant, and will not be required to establish any allocation or weighting with respect to the factors it considers.
(e)Discretion to Determine Performance Goals Pursuant to Equity Plan. Notwithstanding any contrary provision of the Plan, the Plan Administrator will, in its sole discretion, determine the performance goals applicable to any Performance Period. The goals may be on the basis of any factors the Plan Administrator determines relevant, and may be on an individual, divisional, business unit or Company-wide basis as permitted by the Equity Plan. The performance goals may differ from Participant to Participant and from award to award.
4.Payment of Awards.
(a)Performance Goals. Eligibility to receive an Actual Award will be determined by the Plan Administrator in its discretion after considering the level of attainment of the performance goals. Failure to meet any threshold performance goals established by the Plan Administrator will result in a failure to receive any Actual Award, except if approved by the Plan Administrator as provided in Section 3(d). The Plan Administrator may, in its sole discretion, consider other factors, such as individual performance, in determining an eligible Participant’s Actual Award.
(b)Right to Earn and Receive Payment. To receive an Actual Award a Participant must be employed in good standing by the Company or any Affiliate on the date the Actual Award is paid. No Actual Award is considered earned under this Plan until the time that the Plan Administrator determines that the applicable performance goals have been met, the Plan Administrator has approved the Actual Award and the Actual Award is paid to the Participant. No payment of any portion of any Target Award is guaranteed and all Actual Awards must be earned in accordance with the terms of this Plan. Whether any performance goals have been achieved, any adjustments for individual performance, and the determination of whether a Participant is in good standing, is determined in the sole discretion of the Plan Administrator.
(c)Timing of Payment. Each Actual Award will be fully paid in cash (or its equivalent) on such date as is determined by the Plan Administrator.

(d)Legal and Ethical Standards. No Employee shall attempt to earn any Plan award by engaging in any conduct which violates any anti-trust laws, other laws, or the Company’s ethical standards, policies, or practices. An Employee shall not pay, offer to pay, assign or give any part of his or her Target Award or Actual Award, other compensation, or anything else of value to any agent, customer, supplier or representative of any customer or supplier, or to any other person, as an inducement or reward for direct or indirect assistance in earning an Actual Award. Any infraction of this Section 3(e), or of recognized ethical standards, will subject the Employee to disciplinary action up to and including termination of employment and ineligibility to receive any Actual Award under the Plan.
5.Plan Administration.
(a)Plan Administrator Authority. It will be the duty of the Plan Administrator to administer the Plan in accordance with the Plan’s provisions. The Plan Administrator will have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine which Employees will be granted awards, (ii) prescribe the terms and conditions of awards, (iii) construe interpret the Plan and the awards, (iv) approve Target Awards and Actual Awards (v) adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (vi) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (vii) interpret, amend or revoke any such rules.
(b)Decisions Binding. All determinations and decisions made by the Plan Administrator, the Board, and any delegate of the Plan Administrator pursuant to the provisions of the Plan will be final, conclusive, and binding on all persons, and will be given the maximum deference permitted by law
(c)Delegation by Plan Administrator. The Plan Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company.
(d)Indemnification. Each person who is or will have been a member of the Plan Administrator will be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she will give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
6.General Provisions.
(a)Tax Withholding. The Company will withhold all applicable taxes from any Actual Award, including any federal, state and local taxes (including, but not limited to, the Participant’s FICA and SDI obligations).

(b)No Effect on Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without Cause. Employment with the Company and its Affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during a Performance Period such exercise occurs, to terminate any individual’s employment with or without Cause, and to treat him or her without regard to the effect that such treatment might have upon him or her as a Participant.
(c)Participation. No Employee will have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.
(d)Successors. All obligations of the Company under the Plan, with respect to awards granted hereunder, will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.
(e)Nontransferability of Awards. No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6(e). All rights with respect to an award granted to a Participant will be available during his or her lifetime only to the Participant.
(f)Unfunded Liability. Each Actual Award will be paid solely from the general assets of the Company. Nothing in this Plan will be construed to create a trust or to establish or evidence any Participant’s claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.
(g)Section 409A. All Plan payments are intended to qualify for the “short-term deferral” exemption from application of Section 409A provided under Treasury Regulations Sections 1.409A-1(b)(4) and any ambiguities herein shall be interpreted accordingly. Each payment under this Plan is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).
(h)Clawback/Recovery. All Actual Awards and payouts under the Plan will be subject to recoupment in accordance with the following provisions, as applicable (the "Clawback Provisions"): (i) any clawback policy that the Company (x) is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company's securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law and (y) otherwise voluntarily adopts, to the extent applicable and permissible under applicable law; and (ii) such other clawback, recovery or recoupment provisions set forth in an individual written agreement between the Company and the Participant. No recovery of compensation under such a Clawback Provision will be an event giving rise to a right to resign for "good reason" or "constructive termination" (or similar term) under any agreement with the Company.
7.Amendment, Termination, and Duration.
(a)Amendment, Suspension, or Termination. The Plan Administrator, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan will not, without the consent of the Participant, alter or impair any rights or obligations under any Actual Award theretofore earned by such Participant. No award may be granted during any period of suspension or after termination of the Plan.

(b)Duration of Plan. The Plan will commence on the date specified herein, and subject to Section 7(a) (regarding the Plan Administrator’s right to amend or terminate the Plan), will remain in effect until terminated.
8.Legal Construction.
(a)Governing Documents. With respect to eligible Participants this Plan supersedes all prior plans and guidelines for the bonus compensation plans or programs of the Company and all other previous oral or written statements regarding the terms of any such bonus compensation programs or plans. All Plan awards are Performance Awards that are settled in cash and granted under and subject to the terms of the Equity Plan, the applicable terms of which are incorporated by reference herein.
(b)Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also will include the feminine; the plural will include the singular and the singular will include the plural.
(c)Severability. In the event any provision of the Plan will be held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.
(d)Requirements of Law. The granting of awards under the Plan will be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(e)Governing Law. The Plan will be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions.
(f)Bonus Plan. The Plan is intended to be a “bonus program” as defined under U.S. Department of Labor regulation 2510.3-2(c) and will be construed and administered in accordance with such intention.
(g)Captions. Captions are provided herein for convenience only, and will not serve as a basis for interpretation or construction of the Plan.